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                                  Exhibit 2.2
                 Articles of Merger Between BioLynx, Inc. and
                     BioLynx.Com, Inc. Filed May 12, 1999
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                                                                     Exhibit 2.2

                              ARTICLES OF MERGER

     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, BIOLYNX, INC., a Texas corporation, and BIOLYNX.COM, INC., a Texas corporation, adopt the following Articles of Merger:

     1. The Plan of Merger that has been approved by each of the parties to the merger in the manner prescribed by their constituent documents and the Texas Business Corporation Act is set forth in the attached Exhibit A, and
                                                      ---------
incorporated by reference into these Articles as if fully set forth herein.

     2.   The name of the surviving corporation is BIOLYNX.COM, INC.

     3. For each of the parties to the Plan of Merger, the number of shares outstanding and the designation and number of outstanding shares of each class or series of stock that are entitled to vote as a class on the Plan of Merger are as follows:

                                    Entitled to Vote as a Class or Series
                                    -------------------------------------

                       Number of Shares  Designation of Class
Name of Corporation      Outstanding          or Series        Number of Shares
-------------------      -----------          ---------        ----------------
BioLynx, Inc.               224,900             Common               224,900
BioLynx.Com, Inc.         1,426,000             Common             1,426,000

     4. For each party to the merger, the number of shares that voted for and against the Plan of Merger, and the number of shares of each class or series that voted for and against the Plan of Merger, are as follows:

                   Number of Shares                        Number of Shares
         Not Entitled to Vote as a Class     Entitled to Vote as a Class
         -------------------------------     ---------------------------

                       Voted   Voted            Class or    Voted     Voted
Name of Corporation     For   Against            Series      For     Against
-------------------     ---   -------            ------      ---     -------
BioLynx, Inc.           -0-     -0-              Common     224,900    -0-
BioLynx.Com, Inc.       -0-     -0-              Common   1,426,000    -0-

     Dated: May 7, 1999.

                              BIOLYNX, INC.


                              By /s/ John D. Walker II
                                -----------------------------------------
                                John D. Walker II, President


                              BIOLYNX.COM, INC.


                              By /s/ John D. Walker II
                                -----------------------------------------
                                John D. Walker II, President